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                                                                       Exhibit 6

[Sutherland Asbill & Brennan LLP]


                   CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP


We consent to the reference to our firm in the prospectus supplement included in Post-Effective Amendment No. 21 to the Registration Statement on Form S-6 for Zenith Life Plus, issued through the New England Variable Life Separate Account (File No. 33-19540). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                    SUTHERLAND ASBILL & BRENNAN LLP


                                    By:      /s/   Stephen E. Roth
                                         ------------------------------
                                             Stephen E. Roth

Washington, D.C.
September 17, 2003